[DEPARTMENT OF COMMERCE SEAL]



                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                                   MACE, INC.

     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of incorporation:

     FIRST: The name of the corporation is Mace, Inc.

     SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 21st day of April, 1989, in the manner prescribed by the said Business Corporation Act. Article I is hereby amended to read as follows:

                                   ARTICLE I

     NAME. The name of the corporation (hereinafter called the "Corporation") is ACTION COVERS, INC.

     THIRD: The total number of shares of the corporation outstanding at the time of said adoption was 2,003,000.

     FOURTH: That the designation and the number of outstanding shares of each class entitled to vote thereon were as follows:

          The Capital Stock is all of one class, and there are 2,003,000 shares entitled to vote thereon.

     FIFTH: The number of shares voted for such amendment was 2,672,000, and the number of shares voted against such amendment was 299,500.

     SIXTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendments shall be effected as follows:

     No. Change.

     SEVENTH: The manner in which such amendments effect changes in the amount of capital as changed by such amendments are as follows:

     No change in the total authorized capital.

     DATED this 23 day of May, 1989.

                                          MACE, INC.

                                          BY: /s/ HAL W. GRIFFITH
                                              -----------------------

                                          BY: /s/ JUDITH C. GRIFFITH
                                              -----------------------

STATE OF UTAH       )
                    )ss.
COUNTY OF SALT LAKE )

     On the 23 day of May, 1989, personally appeared before me Hal W. Griffith, President and Judith C. Griffith, secretary, to me personally known, being by me duly sworn deposed and said that they are respectively, in the order named, President and Secretary of Mace, Inc., the Corporation aforesaid; that the statements therein contained are true, and that the said instrument was signed in behalf of said Corporation by authority of its Board of Directors; and that the same was the free act and deed of said Corporation.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year above written in this certificate.


                                          /s/ STEVEN W. CHRISTENSEN
                                          ----------------------------------
                                              NOTARY PUBLIC
                                              Residing in:

My Commission Expires:                        [NOTARY SEAL]

       May 1993
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